UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2009

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

_________________________________________________

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 22, 2009, Mannatech, Incorporated (“the Company”) terminated the employment of Terri F. Maxwell as the Company’s Chief Marketing Officer and Senior Vice President.

On July 17, 2009, in connection with Ms. Maxwell’s termination, the Company entered into a separation and release agreement (the “Separation Agreement”) with Ms. Maxwell.

Pursuant to the terms of the Separation Agreement, the Company will pay Ms. Maxwell a separation payment in an amount equal to the continuation of her base salary, $320,000 per year, less applicable taxes and withholdings, commencing on June 22, 2009, the employment termination date, and ending on August 27, 2010.

The above summary of the material terms of the Separation Agreement is qualified by reference to the text of the Separation Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	Separation and Release Agreement, dated July 17, 2009, between Mannatech, Incorporated, and Terri F. Maxwell.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: July 21, 2009	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Separation and Release Agreement, dated July 17, 2009, between Mannatech, Incorporated, and Terri F. Maxwell.

*Filed herewith.